Exhibit 99.1

GNC Holdings, Inc. Reports Fourth Quarter 2013 Results

Provides Initial Outlook for 2014

Revenue Increases 8.6% in the Fourth Quarter

Same Store Sales Increase 5.0% in the Fourth Quarter

Adjusted EPS Increases 26% to $0.63 Compared to Adjusted Fourth Quarter 2012 EPS of $0.50

PITTSBURGH, February 13, 2014 — GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today reported its financial results for the quarter and year-to-date period ended December 31, 2013.

In addition to presenting the Company’s financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), the Company is also presenting results on an “adjusted” basis to exclude the impact of certain expenses related to the Company’s secondary offerings in the first, third and fourth quarters of 2012 (each, an “Offering”), incremental term loan and re-pricings (“Term Loan Transactions”) in the third and fourth quarters of 2012 and fourth quarter of 2013, and supply chain transition (“Transportation Network Transition”) in the fourth quarter of 2013.  For more information, see the attached reconciliations of non-GAAP financial measures.

Fourth Quarter Performance

For the fourth quarter of 2013, the Company reported consolidated revenue of $613.7 million, an increase of 8.6% over consolidated revenue of $565.0 million for the fourth quarter of 2012.  Revenue increased in each of the Company’s segments:  retail by 7.8%, franchise by 9.4%, and manufacturing/wholesale by 13.3%.

Same store sales increased 5.0% in domestic company-owned stores (including GNC.com sales) in the fourth quarter of 2013 representing the Company’s 34th consecutive quarter of positive same store sales growth.  In domestic franchise locations, same store sales increased 3.3%.

For the fourth quarter of 2013, the Company reported GAAP net income of $47.7 million, compared to $47.4 million for the fourth quarter of 2012.  GAAP net income for the fourth quarter of 2013 included non-recurring expenses totaling $12.2 million associated with the Transportation Network Transition, and $8.3 million associated with the Term Loan Transactions.  Excluding these non-recurring expenses and the related tax impact, adjusted net income for the fourth quarter of 2013 increased $10.8 million to $60.6 million, 21.7% over adjusted net income of $49.8 million for the fourth quarter of 2012.  Adjusted diluted earnings per share were $0.63 for the fourth quarter of 2013, a 26.0% increase over adjusted diluted earnings per share of $0.50 for the fourth quarter of 2012.

In the fourth quarter of 2013, the Company’s effective tax rate was 28.5%, reflecting a total of $4.7 million in net discrete tax benefits related primarily to the reduction of certain deferred tax liabilities and reserves.

Joe Fortunato, Chairman, President & CEO, said, “Despite the challenging retail environment, our business performed well, generating solid top and bottom line growth in the quarter.  This culminated in a strong year where we delivered a 22.3% increase in adjusted earnings per share and returned more than $350 million to shareholders, all the while making significant investments in the business which allows us to maintain growth momentum and to capitalize on our industry growth, optimize our customer base, and position the Company for new growth opportunities.”

International Expansion

The Company has reached a master franchise agreement with Rusvit for its market entry into Russia.  Rusvit - headquartered in Moscow - is lead by founder and Chairman Alex Kovaler, who has been instrumental in building successful consumer businesses in Russia, including Wendy’s, Nathan’s and RC Cola.  Beginning in 2014, a GNC presence will be established initially in Moscow with stores, kiosks and store-within-a-store locations with premier retailers.

Fourth Quarter Segment Operating Performance

For the fourth quarter of 2013, retail segment revenue grew 7.8% to $443.5 million, compared to $411.5 million for the fourth quarter of 2012, driven primarily by a 5.0% same store sales increase, the addition of $6.6 million from DiscountSupplements.com (UK) — which was acquired on October 2, 2013 - and 154 net new stores since the end of the fourth quarter of 2012.  Operating income decreased by 1.0%, from $69.4 million to $68.6 million, and was 15.5% of segment revenue for the fourth quarter 2013, compared to 16.9% for the fourth quarter of 2012.  Operating income was negatively impacted primarily by planned gross product margin investments and lower Gold Card revenue recognition related to the Member Pricing rollout, and incremental promotions initiated to effectively react to the challenging retail environment in November and December.

For the fourth quarter of 2013, franchise segment revenue grew 9.4% to $103.1 million, compared to $94.3 million for the fourth quarter of 2012, driven primarily by increased wholesale product sales and royalty income in both domestic and international franchise operations.  Operating income increased 17.7%, from $33.4 million to $39.3 million, and was 38.1% of segment revenue for the fourth quarter of 2013, compared to 35.4% for the fourth quarter of 2012.  The increase in operating income percentage was driven by higher gross profit margin.

For the fourth quarter of 2013, manufacturing/wholesale segment revenue, excluding intersegment revenue, increased 13.3% to $67.1 million, compared to $59.2 million for the fourth quarter of 2012.  Operating income increased 24.8% from $22.3 million to $27.8 million and was 41.5% of segment revenue for the fourth quarter of 2013 compared to 37.7% for the fourth quarter of 2012.  The increase in operating income percentage was driven primarily by a higher mix of proprietary product sales.

Total operating income for the fourth quarter of 2013 was $86.3 million, as compared to $87.5 million for the fourth quarter of 2012. Fourth quarter 2013 operating income included $12.2 million in costs associated with the Transportation Network Transition.

Full Year Performance

For full year 2013, the Company reported consolidated revenue of $2,630.3 million, an increase of 8.2% over consolidated revenue of $2,430.0 million for the full year 2012.  Revenue increased in each of the Company’s segments: retail and franchise both by 7.9%, and manufacturing/wholesale by 11.1%.

For the full year 2013, the Company reported GAAP net income of $265.0 million, compared to $240.2 million for the full year 2012.  The Company reported adjusted net income of $278.0 million for the full year 2013, 10.6% of revenue and a 13.8% increase compared to $244.2 million for the full year 2012, after adjusting for expenses related to the Offerings, Term Loan Transactions and Transportation Network Transition.  Adjusted diluted earnings per share were $2.85 for the full year 2013, a 22.3% increase over 2012 adjusted results of $2.33.

For the full year 2013, the Company opened 149 net new domestic company-owned stores, 192 net new international franchise locations, 63 net new domestic franchise locations, 34 net new Rite Aid franchise store-within-a-store locations, 5 net new company-owned stores in Canada, and 2 new company-owned stores in China.  The Company now operates 8,593 stores worldwide.

For the full year 2013, the Company generated net cash from operating activities of $238.1 million, increased its term loan by $252.5 million, incurred capital expenditures of $50.2 million, repurchased $310.6 million in common stock, paid $57.4 million in cash dividends on our common stock and used $27.6 million for the acquisition of Discount Supplements.  The Company generated $186.3 million in free cash flow (which it defines as cash provided by operating activities less cash used in investing activities excluding acquisitions) and at December 31, 2013, the Company’s cash balance was $226.2 million.

Capital Structure

The Company’s Board of Directors declared a cash dividend of $0.16 per share of its common stock for the first quarter of 2014, representing a 6.7% increase over its prior quarterly dividend.  The dividend will be payable on or about March 28, 2014 to stockholders of record at the close of business on March 14, 2014.  The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

In the fourth quarter of 2013, the Company repurchased $72.2 million in shares of its common stock.  The Company has $440.7 million remaining on its previously authorized $500 million share repurchase authorization.  Additional details of the program can be found in the section entitled Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties.

At the end of 2013, diluted shares outstanding were approximately 94.8 million.

Current 2014 Outlook

The Company’s initial outlook for 2014 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Below is the Company’s initial outlook for 2014:

•              Consolidated earnings per diluted share (“EPS”) of approximately $3.18 - $3.24 for the full year 2014, a 12% - 14% increase over 2013 Adjusted EPS of $2.85.

•              A high single digit increase in consolidated revenue for the full year 2014.  This is based on achieving a domestic company-owned same store sales result — including the impact of GNC.com — of flat for the first quarter of 2014 reflecting a very challenging January and February retail environment, and a mid single digit increase for the remainder of 2014.

•              Tax rate of approximately 36.5% — 37% for the full year 2014.

•              Capital expenditures of approximately $70 million for the full year 2014, including expenditures for the Company’s previously announced fourth distribution center.

•              Depreciation & amortization of approximately $56 million, combined, for the full year 2014.

•              New store expectations for the full year 2014: approximately 200 total net new domestic retail locations (including both company owned and franchised stores), approximately 200-225 net new international locations, and approximately 45 net new GNC-Rite Aid store-within-a-store locations.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

The Company — which is dedicated to helping consumers Live Well — has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, and under nationally recognized third party brands.  As of December 31, 2013, GNC has more than 8,500 locations, of which more than 6,300 retail locations are in the United States (including 1,012 franchise and 2,215 Rite Aid franchise store-within-a-store locations) and franchise operations in more than 50 countries (including distribution centers where retail sales are made).

Conference Call

GNC has scheduled a conference call and webcast to report its fourth quarter 2013 financial results on February 13, 2014 at 5:00 pm Eastern time.  To listen to this call, dial 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.  The conference identification number for all participants is 77376767.  A webcast of the call will also be available on www.gnc.com in the Investor Relations section under “About GNC” through March 14, 2014.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain.  The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and our failure to comply with new and existing governmental regulations governing our products, including, but not limited to, proposed dietary supplement legislation and regulations; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward- looking statements. For a listing of factors that may materially affect such forward -looking statements, please refer to the Company’s Annual Report on Form  10-K for the year ended December  31, 2012 and subsequent our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 and, as applicable, Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

Management has included non-GAAP financial measures in this press release because it believes they represent an effective supplemental means by which to measure the Company’s operating performance. Management believes that adjusted net income, adjusted diluted earnings per share and free cash flow are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted net income, adjusted diluted earnings per share and free cash flow are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.  For more information, see the attached reconciliations of non-GAAP financial measures.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands)

	Three months ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$613,748	$565,023	$2,630,308	$2,429,983
Cost of sales, including cost of warehousing, distribution and occupancy	386,596	350,646	1,637,181	1,500,245

Gross profit	227,152	214,377	993,127	929,738

Compensation and related benefits	82,014	77,184	321,947	314,311
Advertising and promotion	13,751	16,940	67,224	62,267
Other selling, general and administrative	32,731	32,410	131,270	123,484
Foreign currency gain	(31)	(6)	(165)	(90)
Transaction and restructuring related costs (a)	12,353	316	12,353	1,926
Operating income	86,334	87,533	460,498	427,840

Interest expense, net (b)	19,676	14,598	53,029	47,556

Income before income taxes	66,658	72,935	407,469	380,284

Income tax expense	19,001	25,497	142,448	140,088

Net income	$47,657	$47,438	$265,021	$240,196

Income per share - Basic and Diluted:

Earnings per share:
Basic	$0.50	$0.48	$2.75	$2.32
Diluted	$0.50	$0.47	$2.72	$2.29

Weighted average common shares outstanding:
Basic	94,636	99,205	96,481	103,503
Diluted	95,477	100,119	97,383	104,911

(a) In 2013, expenses related to the Transportation Network Transition of $12.2 million and Term Loan Transaction of $0.2 million, and in 2012, expenses related to the Offerings and Term Loan Transactions of $1.9 million. The Transportation Network Transition costs in 2013 include $9.8 million related to the termination of truck leases and $2.4 million related to severance and other costs.

(b) The 2013 debt extinguishing costs that impacted interest expense included the write-off of $5.7 million of deferred financing fees and original issue discount and incurred financing fees of $2.4 million. The 2012 debt extinguishing costs that impacted interest expense included the write-off of $1.3 million of deferred financing fees and original issue discount and incurred financing fees of $1.9 million.

The following table provides a reconciliation of net income and EPS to adjusted net income and adjusted EPS for each period:

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(in thousands)
	(unaudited)
Net Income	$47,657	$47,438	$265,021	$240,196
Transaction and restructuring related costs (a)	12,353	316	12,353	1,926
Debt extinguishment and refinancing costs (b)	8,146	3,227	8,146	3,227
Tax effect (c)	(7,546)	(1,189)	(7,546)	(1,189)
Adjusted net income	$60,610	$49,792	$277,974	$244,160

Adjusted earnings per share:
Basic	$0.64	$0.50	$2.88	$2.36
Diluted	$0.63	$0.50	$2.85	$2.33

Weighted average common shares outstanding:
Basic	94,636	99,205	96,481	103,503
Diluted	95,477	100,119	97,383	104,911

(a) In 2013, expenses related to the Transportation Network Transition of $12.2 million and Term Loan Transaction of $0.2 million, and in 2012, expenses related to the Offerings and Term Loan Transactions of $1.9 million. The Transportation Network Transition costs in 2013 include $9.8 million related to the termination of truck leases and $2.4 million related to severance and other costs.

(b) The 2013 debt extinguishing costs that impacted interest expense included the write-off of $5.7 million of deferred financing fees and original issue discount and incurred financing fees of $2.4 million. The 2012 debt extinguishing costs that impacted interest expense included the write-off of $1.3 million of deferred financing fees and original issue discount and incurred financing fees of $1.9 million.

(c) Effect on income taxes for other adjustments to net income.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2013	2012
	(unaudited)
Current assets:
Cash and cash equivalents	$226,217	$158,541
Receivables, net	144,833	129,641
Inventories	547,916	491,599
Prepaids and other current assets	47,081	39,016
Total current assets	966,047	818,797

Long-term assets:
Goodwill, brands and other intangibles, net	1,529,120	1,501,632
Property, plant and equipment, net	206,754	199,487
Other long-term assets	38,426	32,124
Total long-term assets	1,774,300	1,733,243

Total assets	$2,740,347	$2,552,040

Current liabilities:
Accounts payable	$135,164	$125,165
Current portion, long-term debt	5,443	3,817
Deferred revenue and other current liabilities	106,459	116,337
Total current liabilities	247,066	245,319

Long-term liabilities:
Long-term debt	1,341,656	1,094,745
Other long-term liabilities	336,046	329,937
Total long-term liabilities	1,677,702	1,424,682

Total liabilities	1,924,768	1,670,001

Total stockholders’ equity	815,579	882,039

Total liabilities and stockholders’ equity	$2,740,347	$2,552,040

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year ended
	December 31,
	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$265,021	$240,196
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	5,712	1,343
Depreciation and amortization expense	51,814	49,257
Amortization of debt costs	2,507	2,439
Increase in receivables	(16,678)	(18,756)
Increase in inventory	(69,599)	(77,881)
Increase in accounts payable	6,628	651
Other operating activities	(7,301)	23,967
Net cash provided by operating activities	238,104	221,216

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(50,247)	(41,930)
Acquisition of DiscountSupplements.com, net of cash acquired	(27,562)	—
Other investing activities	(1,606)	(1,884)
Net cash used in investing activities	(79,415)	(43,814)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to shareholders	(57,437)	(45,216)
Payments on long-term debt	(3,379)	(2,689)
Repurchase of treasury stock	(310,582)	(359,990)
Proceeds from issuance of long-term debt	249,552	199,000
Proceeds and tax benefit from exercise of stock options	32,440	65,806
Other financing activities	(2,397)	(3,835)
Net cash used in financing activities	(91,803)	(146,924)

Effect of exchange rate on cash and cash equivalents	790	(375)
Net increase in cash and cash equivalents	67,676	30,103
Beginning balance, cash and cash equivalents	158,541	128,438
Ending balance, cash and cash equivalents	$226,217	$158,541

Segment Financial Data and Store Counts (unaudited)

Retail Segment — Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended		Year ended
	December 31,		December 31,
$ in thousands	2013	2012	2013	2012

Revenue	$443,542	$411,541	$1,926,770	$1,785,001
Comp store sales - domestic, including GNC.com	5.0%	7.1%	4.3%	11.5%
Operating Income	$68,649	$69,371	$360,156	$346,420
% Revenue	15.5%	16.9%	18.7%	19.4%

Franchise Segment — Franchise-operated domestic and international locations

	Three months ended		Year ended
	December 31,		December 31,
$ in thousands	2013	2012	2013	2012

Domestic	$54,774	$51,912	$254,965	$239,949
International	48,371	42,387	185,499	168,159
Total revenue	$103,145	$94,299	$440,464	$408,108
Operating income	$39,348	$33,425	$156,035	$136,463
% Revenue	38.1%	35.4%	35.4%	33.4%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended		Year ended
	December 31,		December 31,
$ in thousands	2013	2012	2013	2012

Revenue	$67,061	$59,183	$263,074	$236,874
Operating income	$27,840	$22,312	$104,709	$95,462
% Revenue	41.5%	37.7%	39.8%	40.3%

Consolidated unallocated costs (a)

	Three months ended		Year ended
	December 31,		December 31,
$ in thousands	2013	2012	2013	2012

Warehousing and distribution costs	$(15,877)	$(15,696)	$(66,614)	$(63,297)
Corporate costs	$(21,273)	$(21,563)	$(81,435)	$(85,282)
Transaction related costs	$(12,353)	$(316)	$(12,353)	$(1,926)

(a)         Part of consolidated operating income.

Consolidated Store Count Activity

	Year ended December 31, 2013
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,188	949	1,830	2,181	8,148
Store openings (a)	186	83	325	41	635
Store closings	(32)	(20)	(131)	(7)	(190)
End of period balance	3,342	1,012	2,024	2,215	8,593

	Year ended December 31, 2012
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,046	924	1,590	2,125	7,685
Store openings (a)	176	65	300	63	604
Store closings	(34)	(40)	(60)	(7)	(141)
End of period balance	3,188	949	1,830	2,181	8,148

(a) openings include new stores and corporate/franchise conversion activity

(b) including Canada

Contacts:

Investors:	Michael M. Nuzzo, Executive Vice President and CFO
(412) 288-2029, or

Dennis Magulick, Vice President - Treasury & Investor Relations
(412) 288-4632

SOURCE:      GNC Holdings, Inc.

Web site:           http://www.gnc.com/